EXHIBIT 10.4

BTND LLC

SUBORDINATED PROMISSORY NOTE
ASSUMPTION OF STAN CORP MORTGAGES

April 28, 2007

$1,886,431.94

Minneapolis, Minnesota

FOR VALUE RECEIVED, the undersigned BTND LLC, a Colorado limited liability company (the “Company”), hereby promises to pay to the order of STEN Corporation or its registered assigns (the “Holder”), the principal sum of One Million Eight Hundred Eighty Six Thousand Four Hundred Thirty One Dollars and 94/00 ($1,886,431.94) in lawful money of the United States, together with simple interest from the date hereof on the unpaid principal balance outstanding from time to time. All outstanding principal and accrued interest on this Note shall be due and payable in accordance with this Note.

1. Principal Balance; Interest.

1.1 The unpaid principal amount of and accrued but unpaid interest on this Note shall be paid in full no later than the Maturity Date (as defined in Section 1.6), unless repaid earlier pursuant to the provisions of Section 1.7. All interest will be compounded annually and computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed.

1.2 Interest shall accrue on the outstanding principal amount of this Note from the date hereof at the rate of six and one-quarter percent (6.25%) per annum.

1.3 Interest shall accrue from the date hereof and shall be paid currently on a monthly basis on the first day of each month beginning on May 1, 2007 (each date on which interest shall be so payable, a “Interest Payment Date”).

1.4 Principal payments, which shall be amortized over thirteen (13) years, shall be made on a monthly basis on the first day of each month beginning on June 1, 2007 (each date on which principal shall be so payable, a “Principal Payment Date”).

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1.5 In the event that any Interest Payment Date or Principal Payment Date shall not be a business day, such date shall be deemed to be due on the next succeeding business day to occur after such date, and such extension of time will in such case be included the computation of the amount due.

1.6 The entire unpaid principal and interest under this Note shall be fully due and payable on June 1, 2020 (the “Maturity Date”).

1.7 Upon five (5) business days’ notice, the Company may, at its option, without premium or penalty, prepay the unpaid principal amount of the Note, at any time in whole or from time to time in part, together with interest accrued and unpaid thereon to the date of prepayment (a “Prepayment Date”). Any such prepayment shall be applied first to the payment of collection costs, if any, and then to accrued and unpaid interest, and then to repayment of principal. Upon any partial prepayment of the unpaid principal amount of this Note, the Holder shall make notation on this Note of the portion of the principal so prepaid.

2. Security. This Note is a general unsecured obligation of the Company. This Note, and all of the obligations of the Company hereunder, shall be secured Gary Copperud.

3. Subordination. By acceptance of this Note, the Holder agrees that the payment of the principal and the interest on this Note is hereby expressly subordinated and junior in right of payment to the prior payment in full of all existing and future Senior Indebtedness (as hereinafter defined). “Senior Indebtedness” shall mean the principal or interest now existing or hereafter arising or incurred for money borrowed by the Company from

4. Default.

4.1 Events of Default. An “Event of Default” or “Default” occurs if:

(1) the Company fails to pay accrued interest on this Note when the same becomes due and payable at maturity, or otherwise (whether or not such payment was prohibited by any provision of this Note or otherwise);

(2) the Company fails to pay the principal of this Note when the same becomes due and payable at maturity or otherwise (whether or not such payment was prohibited by any provision of this Note or otherwise);

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(3) the Company is or becomes insolvent within the meaning of any Bankruptcy Law;

(4) the Company is in default under any obligation owed on account of Senior Indebtedness;

(5) the Company pursuant to or within the meaning of any Bankruptcy Law: (a) commences a voluntary case or proceeding; (b) consents to the institution or entry of an order for relief against it in an involuntary case or proceeding, or fails to contest in a timely and appropriate manner any such proceeding; (c) applies for or consents to the appointment of a Custodian of it or for all or substantially all of its property or assets; (d) makes a general assignment for the benefit of its creditors; (e) files an answer admitting the material allegations of a petition filed against it in any such proceeding; or (g) takes any action for the purpose of effecting any of the foregoing; or

(6) an involuntary proceeding is commenced or an involuntary petition is filed in a court of competent jurisdiction seeking: (a) relief against the Company in an involuntary case or proceeding under any Bankruptcy Law; (b) appoints a Custodian of the Company for all or substantially all of its properties or assets; or (c) orders the winding up or liquidation of the Company; provided, however, that in each case the order or decree remains unstayed and in effect for thirty (30) consecutive days.

The term “Bankruptcy Law” means Title II, U.S. Code or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator, conservator or similar official under any Bankruptcy Law.

A Default under Sections 4.1(1) or 4.1(2) is not an Event of Default until the Holder notifies the Company of the Event of Default and the Company does not cure such Default within ten (10) days after receipt of the notice. The notice must specify the Event of Default, demand that it be remedied and state that the notice is a “Notice of Default.” When such a Default is cured, it ceases.

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4.2 Except as otherwise set forth in and contemplated by this Note, if an Event of Default occurs and is continuing, the Holder may, by notice to the Company, declare all unpaid principal of and accrued interest to the date of acceleration on this Note immediately due and payable. Upon full payment of such principal amount and interest, all of the Company’s obligations under this Note shall terminate. The Holder by notice to the Company may rescind an acceleration and its consequences if (i) all existing Events of Default, other than the non-payment of the principal of the Notes which has become due solely by such declaration of acceleration, have been cured or waived, (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal which has become due otherwise than by such declaration of acceleration, has been paid, and (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

4.3 If an Event of Default occurs and is continuing, the Holder may, except as otherwise provided herein, pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Note or to enforce the performance of any provision of the Note or to enforce any other legal or equitable right it may have as a holder of this Note, including, without limitation, the commencement of any enforcement rights that may be available against the Company and/or one or more of the Guarantors.

4.4 A delay or omission by the Holder in exercising any right, power or remedy shall not constitute a waiver of or acquiescence in the Event of Default nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No remedy is exclusive of any other remedy. All available remedies are cumulative.

4.5 The acceptance at any time by the Holder of any past due amounts, or partial payments, will not be deemed a waiver of the requirement to make prompt payment when due of any other amounts then or thereafter due and payable.

4.6 Except as otherwise expressly provided herein, the Company hereby waives presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Note.

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5. Collection Costs. In the event that the Company fails to timely pay any amount due under this Note or upon the occurrence of any other Event of Default, the Company will pay all of the Holder’s reasonable out-of-pocket costs, including without limitation, attorneys’ fees and costs, whether or not any suit or enforcement proceeding is commenced.

6. Replacement Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, the Company will make and deliver a new Note of like tenor in lieu of this Note.

7. Transferability. This Note is transferable only by surrender of the Note to the Company, duly endorsed or accompanied by a written instrument of transfer executed by the registered Holder. Upon surrender of this Note for transfer as provided above, the Company will issue a new Note to, and register such new Note in the name of, the transferee.

8. Amendment. Any amendment, supplement or modification of or to any provision of this Note, any waiver of any provision of this Note and any consent to any departure by the Company from the terms of any provision of this Note, shall be effective (i) only if it is made or given in writing and signed by the Company and the Holder, and (ii) only in the specific instance and for the specific purpose for which made or given.

9. Third Party Beneficiary. The holder(s) of any Senior Indebtedness is or shall be an express third party beneficiary of the subordination and related provisions of this Note.

10. Governing Law. This Note shall be construed in accordance with the substantive laws of the State of Minnesota without regard to the laws of conflicts of any jurisdiction.

11. Venue. AT THE OPTION OF THE HOLDER, THIS NOTE MAYBE ENFORCED IN ANY STATE OR FEDERAL COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA, AND THE COMPANY CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE COMPANY COMMENCES ANY ACTION IN A JURISDICTION OTHER THAN MINNESOTA, THE COMPANY AT ITS OPTION IS ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES DESCRIBED ABOVE, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

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12. Waiver. THE COMPANY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION BASED ON OR PERTAINING TO THIS NOTE.

13. Severability. If anyone or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

14. Further Assurances. The Holder, by accepting this Note, agrees that it shall execute such documents as may be reasonably required or desirable to carry out or to perform the provisions of this Note, including without limitation executing all reasonable documents, instruments and certificates and performing such reasonable acts as may be necessary or desirable to carry out or perform the provisions of Section 3.

IN WITNESS WHEREOF, the Company has caused this Note to be executed on its behalf by its duly authorized officer on the day and year first above written.

BTND LLC

By:
Its:

Consent and Acknowledgement

The undersigned hereby consents to and acknowledges the obligations, undertakings and agreements of the Company and the rights of the Holder with respect thereto granted under this Note.

Gary Copperud

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